DIVERSIFIED SECURE VENTURES CORP.
56 MCMURRAY AVE., UNIT 1
TORONTO,ONTARIO,CANADA, M6P 2T1
416-525-6872 647-746-7795
www.diversifiedsecureventures.com

SEPT. 16,2010.

Amendment to Definitive Agreement between Diversified Secure Ventures Corp. (Secure Runway Systems Corp.) and International Explorers and Prospectors Inc.

Attention Claude Bonhomme:

As per the definitive agreement signed the the 2 parties mentioned above in respect to the Hemlo gold property in Bomby Township in Ontario, herein the "Property", dated and signed April 7, 2010, we hereby do wish to engage in an amendment.

Per our telephone calls and emails, if you so agree with what follows;

That both parties agree to the extension of the said agreement till the end of the year, Dec 31, 2010 with the listed changes below, namely

1; that prior to the end of 2010, Diversified, upon paying the first $25,000 as per the original agreement, still has 180 days to pay from the date of that payment the second $25,000

2; wherein Diversified grants Explorers the right to entertain other offers on the property, but hereby gives Diversified the first rights of refusal to any offer, and or, Explorers can direct said suitors to Diversified to negotiate a deal on Diversified's behalf with the full and utmost understanding that Explorer will be paid immediately following a deal within reasonable time.

3; wherein the terms in respect to Diversified exercising the first rights to refusal on another legitimate offer to Explorers, Diversified will have 21 days to meet its minimum Commitment whereby in doing so all other terms of the agreement take effect.

PRESIDENT,
DIVERSIFIED SECURE
VENTURES CORP.

"EXPLORERS ALLIANCE
CORP
President
SEPT 20/10